SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY		10001
(Address of principal executive offices)		(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information required by Item 1.01 contained in Item 5.02 below is incorporated by reference in this Item 1.01.

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2012, Martha Stewart Living Omnimedia, Inc. (the “Company”) announced that Lisa Gersh will be stepping down as President and Chief Executive Officer (“CEO”) of the Company. The Company and Ms. Gersh entered into a letter agreement, dated December 19, 2012, amending Ms. Gersh’s employment agreement. The letter agreement provides, among other things, that Ms. Gersh will continue to serve as the Company’s CEO and as a member of the Board during a transition period and that her departure will be on or before March 15, 2013. The letter agreement does not provide for any additional compensation or benefits beyond those provided for in Ms. Gersh’s employment agreement. A copy of the letter agreement is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The Board has initiated a search for a new CEO.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit	Description

	99.1	Press release dated December 19, 2012 by the Company, announcing that Lisa Gersh will be stepping down as President and CEO.

	99.2	Letter Agreement dated December 19, 2012 between the Company and Lisa Gersh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

December 19, 2012	By:	/s/ Daniel Taitz
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated December 19, 2012, by the Company, announcing that Lisa Gersh will be stepping down as President and CEO.

99.2	Letter Agreement dated December 19, 2012 between the Company and Lisa Gersh.